                                                                  Exhibit 99.1


Logo                                                           PRESS RELEASE
Century Business Services, Inc.


FOR IMMEDIATE RELEASE                 CONTACT: WARE GROVE
                                               Chief Financial Officer
                                               -or-
                                               LORI NOVICKIS
                                               Corporate Relations
                                               Century Business Services, Inc.
                                               Cleveland, Ohio
                                               (216) 447-9000

                     CBIZ REPORTS THIRD-QUARTER 2004 RESULTS

Cleveland, Ohio (October 26, 2004)--CBIZ (Century Business Services, Inc.) (NASDAQ: CBIZ) today announced its financial results for the third quarter of 2004.

CBIZ reported revenue of $121.6 million for the quarter ended September 30, 2004, an increase of approximately $4.2 million over last year's third-quarter revenue of $117.4 million. Same-unit revenue for the third quarter increased by 2.3%, or by $2.7 million, compared with a year ago. Business units acquired since the third quarter a year ago added $2.3 million to revenue, while units divested resulted in a revenue decline of $860,000. Net income from continuing operations for the quarter was $490,000, or $0.01 per diluted share, compared with $324,000, or $0.00 per diluted share recorded for the third quarter of 2003.

As of September 30, 2004, bank debt stood at $52.5 million compared with $14.0 million at the beginning of 2004. In addition to the tender offer completed during the second quarter of 2004 which resulted in the repurchase of approximately 7.5 million shares, the Company has also completed open market purchases of approximately 1.8 million shares of its common stock for a total cost of $45.3 million during 2004.

For the nine-month period ended September 30, 2004, CBIZ reported revenue of $394.5 million compared with $383.9 million for the nine-month period a year ago, an increase of $10.6 million. Same-unit revenue increased by 3.4%, or by $12.9 million, for the first nine months. Acquisitions have contributed $7.5 million to revenue growth for the first nine months of 2004 and divested operations accounted for a decline in revenue of $9.7 million compared with the first nine months a year ago. Net income from continuing operations was $14.7 million in 2004, or $0.18 per diluted share, compared with $14.0 million for the first nine months of 2003, or $0.15 per diluted share.

Operating expenses for the three months and nine months ended September 30, 2004, include additional restructuring expenses primarily associated with real estate leasing costs in the Chicago market. For the third quarter, restructuring expenses increased by $380,000, and for the nine months, restructuring costs increased by $744,000 compared with the same periods a year earlier. In addition, corporate general and administrative expenses for the three and nine months ended September 30, 2004 include higher legal fees associated with several long standing litigation issues as well as higher expenses associated with the company's compliance efforts in connection with Section 404 of the Sarbanes Oxley Act. For the third quarter, these expenses increased by approximately $1.4 million, and for the nine months, these expenses increased by approximately $2.0 million compared with the same periods a year earlier.

"During the third quarter, we announced the signing of a new $100 million credit agreement for CBIZ which gives us added flexibility to fund our growth, make acquisitions and conduct share repurchases," stated Steven L. Gerard, Chairman and CEO. "We recently announced two acquisitions and for the year we have made four acquisitions that will strengthen our presence in the markets we serve. We continue to be encouraged by our same unit revenue growth, and our progress in developing cross-serving revenue is exceeding our expectations. However, we have continued to experience operating difficulties in one business unit due to its rapid growth over the past two years and that unit is performing well below our expectations. The pre-tax income contribution from that unit has declined by approximately $4.0 million through the first nine months compared with a year ago, which is the equivalent of $0.03 per share" continued Gerard. "Combined with the additional legal and other expenses we have incurred through the first nine months, the full year impact of these items on earnings per share is estimated to be about $0.05 per share. Notwithstanding this, our current outlook for the full year is that we expect earnings per share will increase by 20% to 25% above the $0.17 per share we reported for 2003", concluded Gerard.

CBIZ will host a conference call today at 11 a.m. (ET) to discuss these results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Investors and analysts can participate in the conference call by dialing 1-888-862-6557 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-630-691-2748. A replay of the call will be available starting at 1:00 p.m.
(ET) October 26, through midnight (ET), October 29, 2004. The dial-in number for the replay is 1-877-213-9653. If you are listening from outside the United States, dial 1-630-652-3041. The access code for the replay is 10012580. A replay of the webcast will also be available on the Company's web site at www.cbiz.com.

CBIZ is a provider of outsourced business services to small- and medium-sized companies throughout the United States. As the largest benefits specialist and one of the largest accounting, valuation and medical practice management companies in the United States, CBIZ provides integrated services in the following areas: accounting and tax; employee benefits; wealth management; property and casualty insurance; payroll; IS consulting; and HR consulting. CBIZ also provides valuation; litigation advisory; government relations; commercial real estate advisory; wholesale life and group insurance; healthcare consulting; medical practice management; property tax solutions; and capital advisory services. These services are provided throughout a network of more than 160 Company offices in 34 states and the District of Columbia.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company's ability to adequately manage its growth; the Company's dependence on the current trend of outsourcing business services; the Company's dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties can be found in the Company's filings with the Securities and Exchange Commission.

For further information regarding CBIZ, call the Investor Relations Office at
(216) 447-9000 or visit www.cbiz.com.

                         CENTURY BUSINESS SERVICES, INC.
                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                 THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
              (In thousands, except percentages and per share data)



                                                                                THREE MONTHS ENDED
                                                                                   SEPTEMBER 30,
                                                                   -------------------------------------------------

                                                                   ---------         -----     ---------       -----
                                                                     2004              %        2003 (1)         %
                                                                   ---------         -----     ---------       -----
Revenue ......................................................     $ 121,550         100.0%    $ 117,396       100.0%

Operating expenses ...........................................       109,877          90.4%      107,394        91.5%
                                                                   ---------         -----     ---------       -----
Gross margin .................................................        11,673           9.6%       10,002         8.5%

Corporate general and administrative expense (2) .............         6,841           5.6%        4,940         4.2%
Depreciation and amortization expense ........................         4,105           3.4%        4,095         3.5%
                                                                   ---------         -----     ---------       -----
Operating income .............................................           727           0.6%          967         0.8%

Other income (expense):
     Interest expense ........................................          (369)         -0.3%         (234)       -0.2%
     Gain on sale of operations, net .........................            78           0.1%          207         0.2%
     Other income, net (2) ...................................           527           0.4%          452         0.4%
                                                                   ---------         -----     ---------       -----
              Total other income, net ........................           236           0.2%          425         0.4%

Income from continuing operations before income tax expense ..           963           0.8%        1,392         1.2%

Income tax expense ...........................................           473                       1,068
                                                                   ---------         -----     ---------       -----
Income from continuing operations ............................           490           0.4%          324         0.3%

Loss from operations of discontinued businesses, net of tax ..          (372)                       (352)
Gain (loss) on disposal of discontinued businesses, net of tax           238                        (210)
                                                                   ---------         -----     ---------       -----
Net income (loss) ............................................     $     356           0.3%    $    (238)       -0.2%
                                                                   =========                   =========

Diluted earnings (loss) per share:
     Continuing operations ...................................     $    0.01                   $    --
     Discontinued operations .................................          --                          --
                                                                   ---------                   ---------
     Net income ..............................................     $    0.01                   $    --
                                                                   =========                   =========

     Diluted shares outstanding ..............................        79,373                      88,971


OTHER DATA FROM CONTINUING OPERATIONS:
EBIT (3) .....................................................     $   1,254                   $   1,419
EBITDA (3) ...................................................     $   5,359                   $   5,514



(1) Certain amounts in the 2003 financial statements have been reclassified to account for discontinued operations.

(2) Corporate general and administrative expense includes legal settlements, which were previously classified as other income (expense), net.

(3) EBIT represents income from continuing operations before income taxes, interest expense, gain on divested operations, and impairment charges for a note receivable related to the divestiture of an operation in 1997. There were no impairment charges related to this note for the three months ended September 30, 2004 and 2003. EBITDA represents EBIT as defined above before depreciation and amortization expense. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

                         CENTURY BUSINESS SERVICES, INC.
                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                  NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
              (In thousands, except percentages and per share data)


                                                                                NINE MONTHS ENDED
                                                                                   SEPTEMBER 30,
                                                                   -------------------------------------------------

                                                                   ---------         -----     ---------       -----
                                                                     2004              %        2003 (1)         %
                                                                   ---------         -----     ---------       -----


Revenue ......................................................     $ 394,515         100.0%    $ 383,893       100.0%

Operating expenses ...........................................       340,617          86.3%      332,034        86.5%
                                                                   ---------         -----     ---------       -----
Gross margin .................................................        53,898          13.7%       51,859        13.5%

Corporate general and administrative expense (2) .............        18,275           4.6%       14,633         3.8%
Depreciation and amortization expense ........................        12,216           3.1%       12,653         3.3%
                                                                   ---------         -----     ---------       -----
Operating income .............................................        23,407           6.0%       24,573         6.4%

Other income (expense):
     Interest expense ........................................        (1,038)         -0.3%         (854)       -0.2%
     Gain on sale of operations, net .........................           996           0.3%        1,991         0.5%
     Other income (expense), net (2) .........................         1,358           0.3%         (558)       -0.1%
                                                                   ---------         -----     ---------       -----
              Total other income, net ........................         1,316           0.3%          579         0.2%

Income from continuing operations before income tax expense ..        24,723           6.3%       25,152         6.6%

Income tax expense ...........................................        10,053                      11,155
                                                                   ---------         -----     ---------       -----

Income from continuing operations ............................        14,670           3.7%       13,997         3.6%

Loss from operations of discontinued businesses, net of tax ..          (589)                       (594)
Gain (loss) on disposal of discontinued businesses, net of tax           238                        (393)
                                                                   ---------         -----     ---------       -----
Net income ...................................................     $  14,319           3.6%    $  13,010         3.4%
                                                                   =========                   =========

Diluted earnings (loss) per share:
     Continuing operations ...................................     $    0.18                   $    0.15
     Discontinued operations .................................         (0.01)                      (0.01)
                                                                   ---------                   ---------
     Net income ..............................................     $    0.17                   $    0.14
                                                                   =========                   =========

     Diluted shares outstanding ..............................        82,480                      94,267


OTHER DATA FROM CONTINUING OPERATIONS:
EBIT (3) .....................................................     $  24,765                   $  25,640
EBITDA (3) ...................................................     $  36,981                   $  38,293



(1) Certain amounts in the 2003 financial statements have been reclassified to account for discontinued operations.

(2) Corporate general and administrative expense includes legal settlements, which were previously classified as other income (expense), net.

(3) EBIT represents income from continuing operations before income taxes, interest expense, gain on divested operations, and impairment charges for a note receivable related to the divestiture of an operation in 1997. Impairment charges for the nine months ended September 30, 2004 and 2003 were $0 and $1,625, respectively. EBITDA represents EBIT as defined above before depreciation and amortization expense. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles
(GAAP).

                         CENTURY BUSINESS SERVICES, INC.
                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                  (In thousands, except percentages and ratios)




                                                   THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                      SEPTEMBER 30,                        SEPTEMBER 30,
                                             ----------------------------           ----------------------------
                                                2004             2003 (3)              2004             2003 (3)
                                             ---------          ---------           ---------          ---------
REVENUE
Accounting, Tax & Advisory Services          $  45,144          $  41,619           $ 163,760          $ 158,578
Benefits & Insurance Services .....             36,449             37,364             113,382            115,734
National Practices - Other ........             17,695             18,910              53,051             53,817
Medical Practice Management .......             22,262             19,503              64,322             55,764

     TOTAL ........................          $ 121,550          $ 117,396           $ 394,515          $ 383,893

GROSS MARGIN
Accounting, Tax & Advisory Services          $   2,615          $    (176)          $  27,563          $  25,220
Benefits & Insurance Services .....              5,306              6,517              18,072             22,083
National Practices - Other ........              1,563              1,071               5,417                154
Medical Practice Management .......              4,333              4,141              11,181             10,005

     TOTAL (1) ....................          $  11,673          $  10,002           $  53,898          $  51,859




              SELECT BALANCE SHEET DATA AND RATIOS

                                                         SEPTEMBER 30,      DECEMBER 31,
                                                             2004            2003 (3)
                                                         -------------      ------------
Cash and cash equivalents ........................        $   3,977          $   3,791
Restricted cash ..................................        $  13,807          $  10,880
Accounts receivable, net .........................        $ 112,116          $ 109,436
Total current assets before funds held for clients        $ 145,215          $ 140,050
Funds held for clients ...........................        $  48,027          $  44,917
Goodwill and other intangible assets .............        $ 170,924          $ 167,280

TOTAL ASSETS .....................................        $ 420,639          $ 402,145

Current liabilities before client fund obligations        $  64,762          $  63,499
Client fund obligations ..........................        $  48,027          $  44,917
Bank debt ........................................        $  52,500          $  14,000

TOTAL LIABILITIES ................................        $ 171,567          $ 124,307

Treasury stock ...................................        $ (80,518)         $ (35,087)

TOTAL STOCKHOLDERS' EQUITY .......................        $ 249,072          $ 277,838

Bank debt to equity ..............................             21.1%               5.0%
Days sales outstanding (2) .......................               78                 81

Shares outstanding ...............................           76,621             85,371
                                                          =========          =========
Basic shares outstanding .........................           80,200             90,400
                                                          =========          =========
Diluted shares outstanding .......................           82,480             92,762
                                                          =========          =========


(1) Includes operating expenses recorded by corporate and not directly allocated to the business units of $2,144 and $1,551 for the three months ended, and $8,335 and $5,603 for the nine months ended September 30, 2004 and 2003, respectively.

(2) Days sales outstanding (DSO) represent accounts receivable at the end of the period (before the allowance for doubtful accounts) divided by daily revenue (year-to-date revenue divided by number of days in the period). The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

(3) Certain amounts in the 2003 financial statements have been reclassified to account for discontinued operations.